As filed with the Securities and Exchange Commission on August 16, 2022

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVACARE CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio		95-2680965
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
One Invacare Way Elyria, Ohio 44035 (440) 329-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices

Anthony C. LaPlaca
Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary
Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
(440) 329-6000

(Name, address and telephone number, including area code,
of agent for service)
With copies to: Douglas A. Neary Kristofer K. Spreen Calfee, Halter & Griswold LLP The Calfee Building 1405 East Sixth Street Cleveland, Ohio 44114-1607 (216) 622-8200
Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒	Non-accelerated filer	☐	Smaller reporting company	☒
						Emerging growth company	☐

                  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 16, 2022
PROSPECTUS
INVACARE CORPORATION

Up to 32,402,336 Common Shares
This prospectus relates to the resale from time to time of up to 32,402,336 common shares of Invacare Corporation (the “Company”), by the selling shareholders, including their transferees, pledgees or donees, or their respective successors. We are registering these shares on behalf of the selling shareholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling shareholders. The shares being registered for resale are issuable upon the conversion of our 5.68% Senior Secured Convertible Notes due 2026, Tranche I (the “Tranche I Notes”) and our 5.68% Senior Secured Convertible Notes due 2026, Tranche II (“Tranche II Notes”), which are collectively referred to as the “2026 Secured Notes.” We will not receive any proceeds from the sale of the shares offered by this prospectus or upon the conversion of the 2026 Secured Notes.
The selling shareholders identified in this prospectus, or their respective pledgees, donees, transferees and other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may resell the common shares directly or through one or more underwriters, broker-dealers or agents. For additional information on the methods of sale that may be used by the selling shareholders, see the section entitled “Plan of Distribution” on page 11. For a list of the selling shareholders, see the section entitled “Selling Shareholders” on page 9.
We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of common shares.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Our common shares are listed on the New York Stock Exchange, or NYSE, and trades under the symbol “IVC.” On August 15, 2022, the closing sale price of our common shares on the NYSE was $0.97 per share.
Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission (“SEC”). See the sections entitled “Risk Factors” below on page 7, in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, if any.
Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2022.

ABOUT THIS PROSPECTUS
Neither we nor the selling shareholders, have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the SEC. We do not, and the selling shareholders do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process or continuous offering process. Under this shelf registration process, the selling shareholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, from time to time, by the selling shareholders. Each time a selling shareholder sells securities, the selling shareholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling shareholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in the prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.
You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you.
Market data and industry statistics may be disclosed in this prospectus, any prospectus supplement, any free writing prospectus or any other document we incorporate by reference herein or therein. Due to the variety of our products and the markets that we serve, there are few published independent sources for data related to the markets for many of our products. Furthermore, in certain categories we participate in portions of larger markets for which data may be available but we estimate our portion of the market based on internal analyses. To the extent we are able to express our belief on the basis of data derived in part from independent sources, we have done so. To the extent we have been unable to do so, we have expressed our belief solely on the basis of our own internal analyses and estimates of our and our competitors’ products and capabilities. Industry publications, surveys and forecasts that we have utilized generally state that the information contained therein has been obtained from third-party sources believed to be reliable. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. In general, when we say we are a “leader” or a “leading” manufacturer or make similar statements about ourselves, we are expressing our belief that we formulated principally from our estimates and experience in, and knowledge of, the markets in which we compete. Our estimate of the overall size of the worldwide market for medical equipment used in the home is principally based on our internal analysis of our market share and the market sizes of our individual geographic segments and product groups. In some of the cases described above, we possess independent data to support our position, but that data may not be sufficient in isolation for us to reach the conclusions that we have reached without our knowledge of our markets and businesses.
In this prospectus, the terms “Invacare,” “IVC,” “Company,” “registrant,” “we,” “us,” “our” and similar terms refer to Invacare Corporation, an Ohio corporation, and its subsidiaries, unless the context otherwise requires. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.invacare.com. Information contained on our website or linked to our website is not incorporated by reference into, or as part of, this prospectus.
This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain “forward-looking statements” within the meaning of the U.S. federal securities laws. We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be deemed forward-looking statements. We use the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “intend(s),” “may,” “plan(s),” “project(s),” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These include, for example, statements related to our ability to address on-going supply chain challenges; sales and free cash flow trends; the impact of contingency plans and cost containment actions; our liquidity and working capital expectations; our future financial results; and similar statements. We cannot guarantee that we actually will achieve the plans, intentions, or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those that are projected, estimated, expected, or contemplated as a result of, but not limited to, risk factors related to the following:

•the availability and cost of needed products, components or raw materials from our suppliers;
•the duration and scope of the COVID-19 pandemic, the pace of resumption of access to healthcare, including clinics and elective care, and loosening of public health restrictions, or any reimposed restrictions on access to healthcare or tightening of public health restrictions, which could impact the demand for our products;
•global shortages in, or increasing costs for, transportation and logistics services and capacity;
•actions that governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions;
•the impact of the pandemic, or political or geopolitical crises such as Russia's invasion of Ukraine, and actions taken in response, on global and regional economies and economic activity;
•the pace of recovery when the COVID-19 pandemic subsides;
•general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth, including negative conditions attributable to inflationary economic conditions;
•the effects of steps we have taken or will take to reduce operating costs;
•our ability to sustain profitable sales growth, achieve anticipated improvements in segment operating performance, convert high inventory levels to cash or reduce our costs;
•lack of market acceptance of our new product innovations;
•potential adverse effects of revised product pricing and/or product surcharges on revenues or the demand for our products;
•circumstances or developments that may make us unable to implement or realize the anticipated benefits, or that may increase the costs, of our current and planned business initiatives, in particular the key elements of our growth plans, such as our new product introductions, commercialization plans, additional investments in demonstration equipment, product distribution strategy in Europe, supply chain actions and global information technology outsourcing and ERP implementation activities;
•possible adverse effects on our liquidity, including our ability to address future debt maturities or other obligations, including additional debt that may be incurred in the future;
•potential limitations on our business activities from obligations in our debt agreements;
•adverse changes in government and third-party payor reimbursement levels and practices;
•decreased availability or increased costs of materials which could increase our cost of producing or acquiring our products, including the adverse impacts of tariffs and increases in commodity costs or freight costs;
•consolidation of health care providers;
•increasing pricing pressures in the markets for our products;
•risks of failures in, or disruptions to, legacy information technology systems;

•risks of cybersecurity attack, data breach or data loss and/or delays in or inability to recover or restore data and information technology systems;
•adverse effects of our consent decree of injunction with the U.S. Food and Drug Administration (“FDA”), including but not limited to, compliance costs, inability to rebuild negatively impacted customer relationships, and unabsorbed capacity utilization, including fixed costs and overhead;
•any circumstances or developments that might adversely impact the third-party expert audits of our quality systems required at the facilities impacted by the consent decree, including any possible failure to comply with the consent decree or FDA regulations or the inability to adequately address the matters identified in correspondence from the FDA;
•regulatory proceedings or our failure to comply with regulatory requirements or receive regulatory clearance or approval for our products or operations in the United States or abroad;
•adverse effects of regulatory or governmental inspections of our facilities at any time and governmental enforcement actions;
•product liability or warranty claims;
•product recalls, including more extensive warranty or recall experience than expected;
•possible adverse effects of being leveraged, including interest rate or event of default risks;
•exchange rate fluctuations, particularly in light of the relative importance of our foreign operations to our overall financial performance;
•legal actions, including adverse judgments or settlements of litigation or claims in excess of available insurance limits;
•tax rate fluctuations;
•additional tax expense or additional tax exposures, which could affect our future profitability and cash flow;
•uncollectible accounts receivable;
•risks inherent in managing and operating businesses in many different foreign jurisdictions;
•heightened vulnerability to a hostile takeover attempt or other shareholder activism;
•provisions of Ohio law or in our debt agreements, charter documents or other agreements that may prevent or delay a change in control, as well as the risks described from time to time in our reports as filed with the Securities and Exchange Commission.
Additional risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found under “Risk Factors” contained in this prospectus, any prospectus supplement and any documents we incorporate by reference herein and therein.
These factors and other risk factors disclosed in this prospectus, any prospectus supplement and any documents we incorporate by reference herein and therein are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements contained in this prospectus, any prospectus supplement and any documents we incorporate by reference herein and therein are made only as of their respective dates. Except to the extent required by law, we do not undertake, and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before investing in our common shares. You should read this entire prospectus carefully, especially the risks of investing in our common shares discussed under “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the period ended June 30, 2022, as may be amended, supplemented or superseded from time to time in our subsequent filings with the SEC, which are incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.
Company Overview
We are a multi-national company with integrated capabilities to design, manufacture and distribute durable medical devices that help people to move, breathe, rest and perform essential hygiene. We provide clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), age related, bariatric) conditions. Our products are an important component of care for people facing a wide range of challenges, from those who are active and heading to work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. We sell our products principally to home medical equipment providers through retail and e-commerce channels, residential care operators, dealers and government health services in North America, Europe and Asia Pacific. Our products are sold through our worldwide distribution network by our sales force, independent manufacturers’ representatives, and distributors.
We are committed to providing medical products that deliver the best clinical value; promote recovery, independence and active lifestyles; and support long-term conditions and palliative care. Our global tagline— Yes, You Can.® is indicative of the “can do” attitude of many of the people who use our products and their care providers. In everything we do, we strive to leave our stakeholders with our brand promise—Making Life’s Experiences Possible®.
Company Information
We are a corporation organized under the laws of the State of Ohio in 1971, and we were first established as a stand-alone enterprise in December 1979. Based upon our distribution channels, breadth of product lines and net sales, we are a leading company in many of the following medical equipment categories: custom power wheelchairs; custom manual wheelchairs; electromotive technology to augment wheelchairs and recreational products; recreational adaptive sports products; non-acute bed systems; patient transfer and bathing equipment; and supplementary respiratory therapy devices.
Our principal executive offices are located at One Invacare Way, Elyria, Ohio 44035, and our telephone number at that address is (440) 329-6000. Our website is www.invacare.com. Information contained on our website or linked to our website is not incorporated by reference into, or as part of, this prospectus.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis. A smaller reporting company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
•being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting (beginning with the fiscal year ending December 31, 2022); and
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.
To the extent that we take advantage of these reduced burdens, the information that we provide shareholders may be different than you might obtain from other public companies in which you hold equity interests.

The Offering
Common shares offered by the selling shareholders..	Up to 32,402,336 shares.
Terms of the offering..................................................
The selling shareholders, including their transferees, donees, pledgees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the common shares offered by this prospectus from time to time on the NYSE or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The common shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” on page 11.

Use of proceeds..........................................................	We will not receive any proceeds from the sale of the common shares covered by this prospectus.
Risk factors.................................................................	See “Risk Factors” and other information included in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common shares.
NYSE symbol.............................................................	IVC.

RISK FACTORS

Investing in our common shares involves risks. You should carefully consider the risk factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and any updates to those risk factors or new risk factors contained in our subsequent filings with the SEC, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our common shares. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS
The selling shareholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the common shares described herein. We will not receive any proceeds from these sales.

SELLING SHAREHOLDERS
The common shares being offered by the selling shareholders are those issuable to the selling shareholders upon the conversion of the 2026 Secured Notes. For additional information regarding the issuance of the 2026 Secured Notes, see our Current Report on Form 8-K filed with the SEC on July 26, 2022. The 2026 Secured Notes are convertible at any time at the option of the holders thereof; provided that each holder is prohibited from converting the 2026 Secured Notes into common shares to the extent that, upon such conversion, the number of common shares then beneficially owned by the converting holder and its affiliates and any other person or entity with whom the converting holder’s beneficial ownership would be aggregated for purposes of Section 13(d) under the Exchange Act, including any “group” members, would exceed 9.9% of the total number of common shares then issued and outstanding (the “Cap”). We are registering the common shares in order to permit the selling shareholders to offer the shares for resale from time to time.
The table below lists the selling shareholders and other information regarding the beneficial ownership of the common shares by each of the selling shareholders. The second column lists the number of common shares beneficially owned by each selling shareholder, based on its ownership of common shares, 2026 Secured Notes and our 4.25% Convertible Senior Notes due 2026, as of August 12, 2022, assuming full conversion of the 2026 Secured Notes held by the selling shareholders on that date, after taking into account contractual limitations on conversion or exercise applicable to such selling shareholders, and without regard to the limitations on the number of common shares that we may issue upon conversion of the 2026 Secured Notes pursuant to NYSE listing standards without the approval of our shareholders.
In accordance with the terms of our registration rights agreement with the selling shareholders, this prospectus generally covers the resale of that number of common shares equal to the number of common shares issuable upon conversion of all 2026 Secured Notes held by or issuable to the selling shareholders, which for purposes of this prospectus is determined as if all such 2026 Secured Notes were converted in full to common shares (including the maximum number of common shares issuable upon a Make-Whole Fundamental Change (as such term is defined in the indentures governing the 2026 Secured Notes)). Notwithstanding the foregoing, the maximum number of common shares that may be issued upon conversion 2026 Secured Notes and resold under this prospectus is limited unless and until our shareholders approve the issuance of a greater number of common shares in accordance with NYSE listing standards.
For purposes of this prospectus, “selling shareholders” includes the shareholders listed below and their permitted pledgees, donees, transferees, designees or successors-in-interest who may acquire securities through a pledge, gift, partnership distribution or other non-sale related transfer from the selling shareholders. Our registration of the resale of the common shares issuable upon conversion of 2026 Secured Notes, does not necessarily mean that the selling shareholders will sell all or any of such common shares. The following table sets forth certain information as of August 12, 2022 concerning the common shares that may be offered from time to time by each selling shareholder with this prospectus. The information is based on information provided by or on behalf of the selling shareholders.
Selling shareholder information for each additional selling shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling shareholder’s shares pursuant to this prospectus. Information about the selling shareholders may change over time. Any changed or new information given to us by the selling shareholders, including the identity of each selling shareholder and the number of shares registered on its behalf, will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered for Resale	Shares Beneficially Owned After the Offering
Name of Selling Shareholder	Shares	Percentage(1)		Shares(2)	Percentage(1)
Entities affiliated with Highbridge Capital Management, LLC (3)	3,912,808 (3)	9.9%	32,402,336 (4)	841,973	1.2%

___________________________

(1)    The percentage is based on 38,310,514 common shares outstanding as of August 12, 2022, adjusted in accordance with Rule 13d-3 under the Exchange Act.

(2)    Assumes the sale of all shares offered pursuant to this prospectus and treats all such shares as outstanding for the purpose of calculating the beneficial ownership percentage after the offering. We are unable to determine the number of shares that will actually be sold pursuant to this prospectus.

(3)    Represents (i) securities held of record by Highbridge Tactical Credit Master Fund, L.P., including (a) shares issuable upon conversion of the 2026 Secured Notes, (b) shares issuable upon the conversion of 4.25% Convertible Senior Notes due 2026 and (c) common shares, and (ii) securities held of record by Highbridge Convertible Dislocation Fund, L.P., including (a) shares issuable upon conversion of the 2026 Secured Notes and (b) shares issuable upon conversion of 4.25% Convertible Senior Notes due 2026. Under the terms of the 2026 Secured Notes, the number of common shares that may be acquired by a selling shareholder upon any conversion thereof is limited by the Cap. For purposes of the Cap, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Highbridge Capital Management, LLC is the trading manager of each of Highbridge Tactical Credit Master Fund, L.P. and Highbridge Convertible Dislocation Fund, L.P. Each of Highbridge Tactical Credit Master Fund, L.P. and Highbridge Convertible Dislocation Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, the address of Highbridge Tactical Credit Master Fund, L.P. is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands, and the address of Highbridge Convertible Dislocation Fund, L.P. is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(4)    Includes up to 20,881,338 common shares issuable upon the occurrence of a Make-Whole Fundamental Change (as defined in the 2026 Secured Notes).

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, none of the selling shareholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

PLAN OF DISTRIBUTION
We are registering the common shares covered by this prospectus (the “Securities”) on behalf of the Selling Securityholders. All costs, expenses and fees connected with the registration of these Securities will be borne by us. Any brokerage commissions and similar expenses connected with selling the Securities will be borne by the Selling Securityholders. The Selling Securityholders may offer and sell the Securities covered by this prospectus from time to time in one or more transactions. The term “Selling Securityholders” includes the selling shareholders and pledgees, donees, transferees and other successors-in-interest who may acquire Securities through a pledge, gift, partnership distribution or other non-sale related transfer from the Selling Securityholders. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These transactions include:
•through one or more underwriters or dealers in a public offering and sale by them, whether individually or through an underwriting syndicate led by one or more managing underwriters;
•in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•directly to a limited number of purchasers or to a single purchaser;
•through agents;
•by delayed delivery contracts or by remarketing firms;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;
•exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;
•block trades in which the broker-dealer attempts to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•transactions in options, swaps or other derivatives that may or may not be listed on an exchange;
•a combination of any such method of sale; or
•any other method permitted pursuant to applicable law.
In connection with distributions of the Securities or otherwise, the Selling Securityholders may:
•sell the Securities:
•in negotiated transactions;
•in one or more transactions at a fixed price or prices, which may be changed from time to time;
•at market prices prevailing at the times of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices;
•sell the Securities:
•on a national securities exchange;
•in the over-the-counter market; or
•in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;
•sell the Securities short and/or deliver the Securities to close out short positions;
•enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of Securities covered by this prospectus, which they may in turn resell; and
•pledge Securities to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.
The Selling Securityholders may also resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.
If underwriters are used in the sale of any Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).
If a dealer is used in an offering of Securities, the dealer may purchase the securities, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of sale.
Securities may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such shares and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
Underwriters who participate in the distribution of Securities may be granted an option to purchase additional Securities in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
In connection with sales of Securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Securities in the course of hedging in positions they assume. The Selling Securityholders may also sell Securities short and the Selling Securityholders may deliver Securities covered by this prospectus to close out short positions and to return borrowed Securities in connection with such short sales. The Selling Securityholders may also loan or pledge Securities to broker-dealers that in turn may sell such Securities, to the extent permitted by applicable law. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders may also transfer and donate Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934.
Underwriters, broker-dealers or agents who may become involved in the sale of Securities may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.
In effecting sales, the Selling Securityholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders and/or from the purchasers of Securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Securityholders and any broker-dealer or agent regarding the sale of any Securities by the Selling Securityholders.
The Selling Securityholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the Securities covered by this prospectus may be “underwriters” under the Securities Act with respect to those Securities and will be subject to the prospectus delivery requirements of that Act. Any profit that the Selling Securityholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of Securities acquired as principal, may constitute underwriting discounts and commissions. If the Selling Securityholders are deemed to be underwriters, the Selling Securityholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.
The securities laws of some states may require the Selling Securityholders to sell the Securities in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the Securities for sale in those states unless an exemption from registration and qualification is available and the Selling Securityholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of Securities in the market and to the activities of the Selling Securityholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person to engage in market-making activities with respect to the Securities.
If any Selling Securityholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of Securities through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:
•the number of Securities involved in the arrangement;
•the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase Securities, as required;
•the proposed selling price to the public;
•any discount, commission or other underwriting compensation;
•the place and time of delivery for the Securities being sold;
•any discount, commission or concession allowed, reallowed or paid to any dealers; and
•any other material terms of the distribution of Securities.
In addition, if the Selling Securityholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the Selling Securityholder intends to sell any securities, we will file a supplement to this prospectus, if required.
LEGAL MATTERS
The validity of the common shares being offered hereby will be passed upon for us by Calfee, Halter & Griswold LLP, Cleveland, Ohio.
EXPERTS
The consolidated financial statements of Invacare Corporation and subsidiaries appearing in Invacare Corporation and subsidiaries' Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Invacare Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022;
•our Current Reports on Form 8-K filed with the SEC on January 21, 2022, March 21, 2022, May 4, 2022, May 19, 2022, and July 26, 2022; and
•the description of our capital stock contained in our Registration Statement on Form 8-A, dated October 22, 1986 (Reg. No. 0-12938), as updated by the description of our capital stock contained in Exhibit 4(e) to our Annual Report on Form 10-K for the year ended December 31, 2021, and any amendments and reports filed for the purpose of updating that description;
other than the portions of such documents that, by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.
Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of our SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:
Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
(440) 329-6000
Attention: Investor Relations

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$3,904
Legal fees and expenses	50,000
Accounting fees and expenses	20,000
Miscellaneous fees and expenses	15,000

Total	$88,904

Item 15.	Indemnification of Directors and Officers

Section 1701.13(E) of the Ohio Revised Code sets forth the conditions and limitations governing a corporation’s indemnification of officers, directors and other persons. Section 1701.13(E) provides that a corporation shall have the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13(E) on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the court of common pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper.
Moreover, Section 1701.13(E) provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13(E) establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13(E) is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any articles, regulations, agreement, vote of shareholders or disinterested directors or otherwise.
Article V of the registrant’s Code of Regulations, as amended, requires the registrant to indemnify any officer, director or other person, to the fullest extent provided by, or permissible under, Section 1701.13(E) and allows the registrant to purchase and maintain insurance for protection of the registrant and for the protection of any director, officer, employee or other person for whose protection, and to the fullest, extent, such insurance may be purchased and maintained under Section 1701.13(E)(7). Under the registrant’s Executive Liability and Defense Coverage Insurance Policy, each director and each executive officer of the registrant are insured against certain liabilities.
The registrant has entered into indemnification agreements (the “Indemnification Agreements”) with the current directors and certain executive officers of the registrant and expects to enter into similar agreements with its directors and certain executive officers elected or appointed in the future at the time of their election or appointment.

Pursuant to the Indemnification Agreements, the registrant will indemnify a director or executive officer of the registrant (the “Indemnitee”) if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a director or executive officer of the registrant, or is or was serving at the request of the registrant in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee, in connection with the defense or settlement of such proceeding. Indemnification is only available if the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, or in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more shareholders of a corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnification Agreements mandate advancement of expenses to the Indemnitee if the Indemnitee provides the registrant with a written promise to repay the advanced amounts in the event that it is determined that the conduct of the Indemnitee has not met the applicable standard of conduct. In addition, the Indemnification Agreements provide various procedures and presumptions in favor of the Indemnitee’s right to receive indemnification under the Indemnification Agreement.

Item 16.	Exhibits
A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elyria, State of Ohio, on August 16, 2022.

INVACARE CORPORATION

By:	/s/ Kathleen P. Leneghan
Kathleen P. Leneghan
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Matthew E. Monaghan, Kathleen P. Leneghan and Anthony C. LaPlaca, or any one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of August, 2022.

Signature	Title

/s/ Matthew E. Monaghan	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Matthew E. Monaghan

/s/ Kathleen P. Leneghan	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Kathleen P. Leneghan

/s/ Susan H. Alexander	Director
Susan H. Alexander

/s/ Julie A. Beck	Director
Julie A. Beck

/s/ Petra Danielsohn-Weil, PhD	Director
Petra Danielsohn-Weil, PhD

/s/ Stephanie L. Fehr	Director
Stephanie L. Fehr

/s/ Marc M. Gibeley	Director
Marc M. Gibeley

/s/ Clifford D. Nastas	Director
Clifford D. Nastas

/s/ Aron I. Schwartz	Director
Aron I. Schwartz

EXHIBIT INDEX

No.	Description

4.1	Second Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008).

4.2	Amendment No. 1 to the Second Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on May 20, 2019).

4.3	Second Amended and Restated Code of Regulations, as amended (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on February 13, 2014).

4.4	Indenture, dated as of November 19, 2019, by and between Invacare Corporation and Wells Fargo Bank, N.A., as Trustee (including the form of the 5.00% Convertible Senior Exchange Notes due 2024) (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on November 19, 2019).

4.5	Indenture, dated as of June 4, 2020, by and between Invacare Corporation and Wells Fargo Bank, N.A., as Trustee (including the form of the 5.00% Series II Convertible Senior Exchange Notes due 2024) (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on June 4, 2020).

4.6	Indenture, dated as of March 16, 2021, by and between Invacare Corporation and Wells Fargo Bank, N.A., as Trustee (including the form of the 4.25% Convertible Notes due 2026) (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 16, 2021).

4.7
Indenture, dated as of July 26, 2022, by and between Invacare Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as trustee, and GLAS Corporation Limited, as notes collateral agent (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2022).

4.8
Form of 5.68% Convertible Senior Secured Notes due 2026, Tranche I (included as Exhibit A to the Indenture filed as Exhibit 4.7 hereto) (incorporated herein by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2022).

4.9
Form of Guarantee (included as Exhibit C to the Indenture filed as Exhibit 4.7 hereto) (incorporated herein by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2022).

4.10
Indenture, dated as of July 26, 2022, by and between Invacare Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as trustee, and GLAS Corporation Limited, as notes collateral agent (incorporated herein by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2022).

4.11
Form of 5.68% Convertible Senior Secured Notes due 2026, Tranche II (included as Exhibit A to the Indenture filed as Exhibit 4.10 hereto) (incorporated herein by reference to Exhibit 4.5 to the registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2022).

4.12
Form of Guarantee (included as Exhibit C to the Indenture filed as Exhibit 4.10 hereto) (incorporated herein by reference to Exhibit 4.6 to the registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2022).

4.13
Resale Registration Rights Agreement, dated as of July 26, 2022, by and among Invacare Corporation and the noteholders parties thereto (incorporated herein by reference to Exhibit 4.7 to the registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2022).

5.1	Opinion of Calfee, Halter & Griswold LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Calfee, Halter & Griswold LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages hereto).

107	Filing Fee Table